EX-35.2
PHH Mortgage
(logo) PHH

2001 Bishop Gate Blvd
Mount Laurel, NJ 08054


February 28, 2013

Re: Annual Compliance Statement

Attention: Servicer Compliance Team, Stephanie White
Address:   9062 Old Annapolis Road
           MAC X2302-033N2702-011
           Columbia, MD 21045

Deal Name: Sequoia 2011-1
PHH Investor code" G90 categories 001 and 002
Agreement: Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of July 21, 2010 between Redwood Residential Acquisition Corporate and PHH Mortgage Corporation as modified by the Assignment Assumption and Recognition Agreement dated March 1, 2011

Dear Sir and/or Madame:

This statement of compliance is being provided in accordance with Item 1123 of Regulation AB. The Undersigned hereby states that:

1. I am an authorized officer of PHH Mortgage Corporation (the "Servicer");

2. A review of the Servicer's activities during the period from January 1, 2012 through December 31, 2012 (the "Reporting Period") and its performance under the Agreement has been made under my supervision; and

3. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.


By: /s/ Greg Bronczyk
Name: Greg Bronczyk
Title: Vice President


(logo) EQUAL HOUSING LENDER